TRANSFER AGENT AND SHAREHOLDER SERVICES
                                    AGREEMENT


         THIS AGREEMENT is made and entered into on this 1st day of September, 1999, by and between Activa Mutual Fund Trust (the "Trust") on behalf of the Activa Mutual Fund (the "Fund") and Activa Asset Management LLC, a business trust, organized under the laws of the State of Michigan (hereinafter referred to as the "Agent").

         WHEREAS, the Agent is among other things, a transfer and dividend disbursing agent; and

         WHEREAS, the Trust desires to retain the Agent to be the Transfer Agent and Shareholder Servicing Agent for the Fund's Class R series of units of beneficial interest.

         NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1.       Terms of Appointment; Duties of the Transfer Agent.

         Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for the Fund's Class R series of units of beneficial interest ("shares").

         The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

         A.       Receive orders for the purchase of units of shares;

         B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account.

         C.       Process redemption requests received in good order;

         D.       Pay monies;

         E. Process transfers of shares in accordance with the shareowner's instructions;

         F. Process exchanges between funds within the same family of funds;

         G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

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         H.       Prepare and transmit payments for dividends and distributions declared by the Fund;

         I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

         J. Record the issuance of shares of the Fund and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

         K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

         L. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund.

2.       Terms of Appointment; Duties of Shareholder Services Agent.

         The Trust hereby employs the Agent to be the Shareholder Services Agent for the Fund's Class R shares for the period and on the terms set forth in this Agreement. The Agent shall perform such services to the record and/or beneficial owners of Class R shares as may be agreed to between the Agent and the Fund, including but not limited to:

         A. Mailing Fund prospectuses and periodic Fund reports to Class R shareholders;

         B.       Mailing proxy materials to Class R shareholders;

         C. Responding to inquiries from Class R shareholders with respect to the Fund or their particular accounts;

         D. Providing information to Class R shareholders about the Fund and about retirement investments in general; and

         E. Conducting financial seminars designed to assist in the education of Class R shareholders with respect to mutual funds generally and the Fund in particular.

3.       Expenses.

The Agent, at its own expense and without reimbursement from the Trust, shall furnish office space, and all necessary office facilities, equipment and executive personnel for performing the services required to be performed by it under the Agreement. The Agent shall not be required to pay any expenses of the Fund. The expenses to be borne by the Fund include (but are not limited to) the following: (i) expenses of issue, sale, repurchase and redemption of shares;
(ii) expenses of registering and qualifying the Fund and its shares under

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federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to stockholders and investors; (iii) expenses of reports and notices to stockholders and of meetings of stockholders and proxy solicitations therefore; and (iv) fees and expenses related to the determination of the Fund's net asset value.

4.       Compensation.

         For the services to be rendered by the Agent hereunder, the Fund shall pay to the Agent a fee, paid monthly, based on the average net assets of the Fund, as determined by valuations made as of the close of each business day of the month. The Agent fee shall be 1/12 of .35% (0.35% annually) of such average net assets, however that for any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the daily net assets of the business days during which it is so in effect.

5.       Representations of Agent.

         The Agent represents and warrants to the Trust that:

         A. It is a corporation duly organized, existing and in good standing under the laws of Michigan;

         B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended;

         C. It is duly qualified to carry on its business in the state of Michigan;

         D. It is empowered under applicable laws and by its charter and operating agreement to enter into and perform this Agreement;

         E. All requisite company proceedings have been taken to authorize it to enter and perform this Agreement;

         F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         G. It will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.


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6.       Representations of the Trust.

         The Trust represents and warrants to the Agent that:

         A. The Trust is an open-ended diversified investment company under the Investment Company Act of 1940;

         B. The Trust is a Trust organized, existing, and in good standing under the laws of Delaware;

         C. The Fund has been duly authorized as a Series of the Trust and Class R has been duly authorized as a Class of the Fund;

         D. The Trust is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

         E. All necessary proceedings required by the Declaration of Trust have been taken to authorize the Trust to enter into and perform this Agreement; and

         F. The Trust and the Fund will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

7.       Covenants of Fund and Agent.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with its request.

8.       Indemnification; Remedies Upon Breach.

         The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims,

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demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended form time to time in writing by resolution of the Board of Directors of the Fund.

         Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund or principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificates signed, countersigned, or executed by any person or person authorized to sign, countersign, or execute the same.

         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

         Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

         In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in questions, and it is further understood that the Agent will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claims for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify the Agent and thereupon the Fund shall take over Complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The

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Agent shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent except with the Fund's prior written consent.

         The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

9.       Confidentiality.

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

10.      Exclusivity.

         The services of the Agent to the Fund hereunder are not to be deemed exclusive and the Agent shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby. During the period that this Agreement is in effect, the Agent shall be the Fund's sole administrator.

11.      Records.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by The Agent hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

12.      Michigan Law to Apply.

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Michigan.


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13.      Amendment, Assignment, Termination and Notice.

         A. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the board of directors of the Fund in the manner required by the Act.

         B. This Agreement may be terminated upon sixty (60) day's written notice given by one party to the other.

         C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

         D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

         E. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

         F. Should the Trust exercise its rights to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.


ACTIVA MUTUAL FUND TRUST                  ACTIVA ASSET MANAGEMENT, LLC




By: _________________________             By: ______________________________
       James J. Rosloniec                            Allan D. Engel
       President                                     President